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Exhibit 10.13

FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is made and entered into as of the 16th day of June, 2004, by and between STATE NATIONAL BANCSHARES, INC., a Texas corporation ("State National BHC"), and MERCANTILE BANK TEXAS, a Texas banking association ("Mercantile Bank"). Capitalized terms contained in this Amendment and not otherwise defined herein shall have the same meaning as accorded to them in the Agreement (as defined below).

WITNESSETH:

        WHEREAS, State National BHC and Mercantile Bank have previously entered into that certain Agreement and Plan of Reorganization, dated as of April 12, 2004 (the "Agreement") which provides for the acquisition by State National BHC of all of the issued and outstanding shares of voting common stock of Mercantile Bank ("Mercantile Bank Stock") through the merger of New Mercantile, Inc., a newly-formed transitory subsidiary of State National BHC incorporated under the laws of the State of Texas ("New Mercantile"), with and into Mercantile Bank (the "Merger"); and

        WHEREAS, it is the desire of the parties to amend the Agreement to provide that, in lieu of the Merger, the acquisition of the Mercantile Bank Stock will take place by virtue of a statutory share exchange (the "Share Exchange") under the provisions of the Texas Business Corporation Act, as amended (the "TBCA").

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

1.
Section 1.01.    Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

  "The Share Exchange.    Subject to the terms and conditions of this Agreement and the Agreement and Plan of Share Exchange to be entered into between State National BHC and Mercantile Bank (the "Exchange Agreement"), the form of which is attached hereto as Exhibit A, and pursuant to the provisions of Section 32.301 of the Texas Finance Code (the "Finance Code") and Part Five of the Texas Business Corporation Act (the "TBCA"), each shareholder of Mercantile Bank Stock shall be entitled to receive the cash consideration described in Section 1.05 in exchange for their shares of Mercantile Bank Stock owned of record."

2.
Section 1.02.    Section 1.02 of the Agreement is hereby amended to read in its entirety as follows:

  "Effects of the Share Exchange.    At the Effective Date, State National BHC shall become the owner of all of the issued and outstanding shares of Mercantile Bank Stock, and Mercantile Bank shall become a wholly-owned subsidiary of State National BHC, all without any further action on the part of Mercantile Bank, State National BHC or any of their respective shareholders. As of the Effective Date, holders of Mercantile Bank Stock shall have no further rights in their shares of Mercantile Bank Stock, which shall be converted automatically into the right to receive the consideration set forth in Section 1.05 of this Agreement. The Share Exchange shall have the additional effects provided by Article 5.06 of the TBCA and other applicable law.

3.
Section 1.03.    Section 1.03 of the Agreement is hereby amended to read in its entirety as follows:

  "Articles of Incorporation and Bylaws.    The respective Articles of Association and Articles of Incorporation of Mercantile Bank and State National BHC, as in effect immediately prior to the

  Effective Date, shall remain in effect thereafter, unless and until amended as provided by applicable law. The respective Bylaws of Mercantile Bank and State National BHC, as in effect immediately prior to the Effective Date, shall remain in effect thereafter, unless and until amended or repealed as provided by the respective Bylaws, the respective articles of association or articles of incorporation, as applicable, or applicable law."

4.
Section 1.04.    Section 1.04 of the Agreement is hereby amended to read in its entirety as follows:

  "Directors and Officers.    The directors and officers of Mercantile Bank shall be as set forth in the Exchange Agreement."

5.
Section 1.05.    Section 1.05 of the Agreement is hereby amended to read in its entirety as follows:

  "Conversion of the Mercantile Bank Stock.

  A.    At the Effective Date by virtue of this Agreement and without any further action on the part of any holder of Mercantile Bank Stock ("Mercantile Bank Shareholders"), all of the shares of Mercantile Bank Stock issued and outstanding as of the Effective Date shall be converted into the right to receive from State National BHC the aggregate Share Exchange consideration equal to $51,285,000 (the "Share Exchange Consideration") or $205.14 per share (the "Per Share Consideration").

  B.    In accordance with Section 1.08, each Mercantile Bank Shareholder shall be required to surrender his shares to State National Bank, a national banking association and wholly-owned subsidiary of State National BHC, which shall act as exchange agent (the "Exchange Agent"), and upon such surrender, each such holder shall be entitled to receive from State National BHC, the Share Exchange Consideration which such holder is entitled to receive as described in Section 1.05A of this Agreement. Until so surrendered, each such outstanding certificate representing shares of Mercantile Bank Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such Share Exchange Consideration from State National BHC."

6.
Defined Terms.

  A.    The term "Exchange Agreement" is hereby substituted for the term "Merger Agreement" in each instance in which such term is used in the Agreement, the documents included as exhibits to the Agreement and any other document that is deliverable in connection with the transactions contemplated by the Agreement.

  B.    The term "Share Exchange" is hereby substituted for the term "Merger" in each instance in which such term is used in the Agreement, the documents included as exhibits to the Agreement and any other document that is deliverable in connection with the transactions contemplated by the Agreement.

7.
New Mercantile, Inc.    Insofar as the Agreement refers to New Mercantile or any representation, warranty, covenant, condition to closing or any other matter relating to New Mercantile, including, without limitation, any action to be taken by or on behalf of New Mercantile in connection with the transactions contemplated by the Agreement, as amended hereby, Mercantile Bank hereby agrees to waive such provisions subject to the terms and conditions set forth in this Amendment and the Exchange Agreement.

8.
Exhibit A to Agreement.    Exhibit A to the Agreement entitled "Agreement and Plan of Merger" is hereby deleted in its entirety and it replaced with Exhibit A attached hereto entitled "Agreement and Plan of Share Exchange."

9.
All Other Terms in Force.    Except as expressly amended hereby, all terms, provisions, conditions, covenants, representations and warranties contained in the Agreement are not modified by this

  Amendment and continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Agreement are ratified and confirmed.

10.
Multiple Counterparts.    For the convenience of the parties hereto, this Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Amendment. A telecopy or facsimile transmission of a signed counterpart of this Amendment shall be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

[Signature Page To First Amendment to Agreement and Plan of Reorganization]

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their duly authorized officers as of the date first above written.

STATE NATIONAL BANCSHARES, INC.
By:	/s/ TOM C. NICHOLS Tom C. Nichols Chairman of the Board

MERCANTILE BANK TEXAS
By:	/s/ MORRIE B. MINSHEW Morrie B. Minshew Chairman of the Board

EXHIBIT A

Agreement and Plan of Share Exchange

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  Exhibit 10.13
FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
EXHIBIT A
Agreement and Plan of Share Exchange